                                                                  Exhibit (a)(2)

                             PINNACLE SYSTEMS, INC.
                            OFFER TO EXCHANGE OPTIONS

                                  ELECTION FORM
                                  -------------

     Before signing this Election Form, please make sure you have received, read and understand (i) the Offer to Exchange Certain Outstanding Options for New Options; (ii) the memorandum from Mark L. Sanders dated November 16, 2001; (iii) this Election Form; and (iv) the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees who hold eligible stock options under the Pinnacle Systems, Inc. 1996 Stock Option Plan, as amended, and/or the Pinnacle Systems, Inc. 1996 Supplemental Stock Option Plan, as amended, (the "Old Options") the opportunity to exchange the Old Options for options exercisable at the fair market value of Pinnacle's common stock on June 19, 2002, unless the offer is extended, to be issued under the same plan that your Old Options were granted under. This offer expires at 9:00 p.m. Pacific Standard Time on December 17, 2001.

     I understand that if I elect to tender my Old Options for cancellation in exchange for Pinnacle's promise to issue a new option (the "New Options"), the number of shares will remain the same. The vesting start date for each New Option will be the date that the New Options are granted. The New Options will, subject to your continued employment with Pinnacle on the date the New Options are granted, vest according to the following schedule:

     . 1/3 of the shares subject to the New Option will vest immediately on the date that the New Option is granted; and

     . the remainder of the shares subject to the New Option will vest monthly over the twenty-four (24) months following the date that the New Options are granted (at least six (6) months and one (1) day from the Cancellation Date.)

I will not receive any vesting credit for any time prior to the date that the New Options are granted, even if the Old Options that I tender for exchange are vested, in whole or in part, on the Cancellation Date or would have vested, in whole or in part, during the six (6) month and one (1) day period following the Cancellation Date. As a result, if I elect to tender my Old Options for exchange, I will not be able to purchase common stock pursuant to my New Options as early as I would have been able to purchase common stock under my Old Options, had I not tendered my Old Options for exchange. For example:


     . An employee cancels an option to purchase 3,600 shares that is 1/2 vested at the time of cancellation.

     . The New Option grant is made six (6) months and one (1) day after the cancellation.

     . The New Option will be 1/3rd vested at the time of grant, so the employee is vested as to 1,200 of the shares subject to the New Option (which is 1/3rd of 3,600)

     . The New Option will vest as to an additional 100 shares (which is 1/24th of the 2,400 remaining shares) subject to the New Option for each of the following 24 months, at which time the New Option will be 100% vested.

     I understand that for each Old Option I elect to exchange, I lose my right to all outstanding unexercised shares under that option. I understand the possible loss of my cancelled Old Options if my employment is terminated for whatever reason before June 19, 2002. I UNDERSTAND THAT THE EXERCISE PRICE OF MY NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE

OF MY OLD OPTIONS, RESULTING IN A LOSS OF SOME OR ALL OF THE STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO TENDER ANY OPTIONS FOR EXCHANGE, ALL OPTIONS GRANTED IN THE SIX (6) MONTHS PRIOR TO THE COMMENCEMENT OF THE OFFER, i.e. SINCE MAY 16, 2001, INCLUDING ANY OPTIONS GRANTED BETWEEN THE DATE THE OFFER COMMENCED AND THE CANCELLATION DATE, WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS IF I AM STILL EMPLOYED BY PINNACLE SYSTEMS, INC. OR A SUCCESSOR ENTITY ON JUNE 19, 2002. I AGREE TO ALL TERMS OF THE OFFER.

     Subject to the above understandings, I would like to participate in the Offer as indicated below. I HAVE FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

     Please check the box and note the grant date of each stock option grant with respect to which you agree to have such grant and any and all stock option grants since May 16, 2001 cancelled and replaced pursuant to the terms of this Election Form.

     You may change the terms of your election to tender options for exchange by submitting a new Election Form, or you may withdraw your acceptance of the Offer by submitting a Notice to Withdraw from the Offer, prior to the cutoff date and time of 9:00 p.m. Pacific Standard Time, December 17, 2001.

     [_] Yes, I wish to tender for exchange each of the options specified below (and on any additional sheets which I have attached to this form), along with all options granted to me since May 16, 2001, including any options granted between the date the offer commenced and the Cancellation Date:



-------------------------------------------------------------------------------------------------------------------------
              Plan
 (1996 Stock Option Plan or 1996      Grant                                    Total Number of Unexercised Shares Subject
 Supplemental Stock Option Plan)     Number    Grant Date   Exercise Price     to the Option (Shares to Be Cancelled)
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

     [_] I have attached an additional sheet listing my name and any additional grants I wish to cancel.

     [_] I elect to receive written confirmation of receipt by Pinnacle of my Election Form by regular mail, rather than by e-mail, at the address set forth below.

     Employee Address:

     ------------------------------

     ------------------------------

     ------------------------------

     ------------------------------

I understand that all of the options listed above will be irrevocably cancelled on December 18, 2001.



-----------------------------          ---------------------------------
Employee Signature                     Government ID (e.g. Social Security #, Social Insurance #, etc.)


-----------------------------          ---------------------------------
Employee Name  (Please print)          E-mail Address


-----------------------------
Date and Time


               RETURN TO MELANIE SHERK NOT LATER THAN 9:00 PM PST
      ON DECEMBER 17, 2001 VIA FACSIMILE AT (650) 930-1606 OR HAND DELIVERY

                        PINNACLE SYSTEMS, INC. WILL SEND
 CONFIRMATION BY E-MAIL OR REGULAR MAIL WITHIN TWO (2) BUSINESS DAYS OF RECEIPT

       INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Election Form.
        -------------------------

     A properly completed and executed original of this Election Form (or a facsimile of it), and any other documents required by this Election Form, must be received by Melanie Sherk either via hand delivery or via facsimile at the facsimile number listed on the front cover of this Election Form (fax # (650) 930-1606) on or before 9:00 p.m. Pacific Standard Time on December 17, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Pinnacle Systems, Inc. (the "Company"). You may hand deliver your Election Form to Melanie Sherk at the Company at 280 North Bernardo Avenue, Mountain View, CA 94043, or you may fax it to her at (650) 930-1606. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm via e-mail or regular mail the receipt of your Election Form within two (2) business days of receipt by us; if you have not received such a confirmation of receipt, it is your responsibility to ensure that Melanie Sherk has received your Election Form.

     Withdrawal. Tenders of options made through the Offer may be withdrawn at
     ----------
any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless the Company accepts your tendered options before 9:00 p.m., Pacific Standard Time, on January 11, 2002, you may withdraw your tendered options at any time after January 11, 2002. To withdraw tendered options you must hand deliver or fax (fax # (650) 930-1606) a signed and dated Notice to Withdraw from the Offer, with the required information, to Melanie Sherk while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

     Change of Election. As noted in the Offer to Exchange, you may select
     ------------------
individual option grants to be tendered for exchange. You do not have to tender all of your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. In addition, if you tender any options, all options granted to you since May 16, 2001, including any options granted between the date the offer commences and the Cancellation Date (within the six months prior to the commencement of the offer), must also be tendered for exchange. You may change your mind about which individual option grants you would like to tender for exchange at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may change your election regarding particular option grants you tendered at any time until the extended expiration of the Offer. To change your election regarding any particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Exchange. Any confirmation of receipt sent to you will merely be a notification that we have received your Election Form and does not mean that your options have been cancelled. Your options that are
     ---
accepted for exchange will be cancelled on or about December 18, 2001, which is the first business day following the Expiration Date.

     2. Inadequate Space.
        ----------------

     If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

     3. Tenders.
        -------

     If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     .    grant number,

     .    grant date,

     .    exercise price, and

     .    the total number of unexercised option shares subject to the option.

     The Company will not accept partial tenders of unexercised options under any single option grant. Accordingly, you must tender either all or none of the unexercised shares subject to the eligible options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your options that were granted to you during the six (6) month period prior to the commencement of the offer. The offer commenced on November 16, 2001; therefore if you participate, all options granted to you since May 16, 2001 will be cancelled.

     4. Signatures on This Election Form.
        --------------------------------

     If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this Election Form.

     5. Other Information on This Election Form.
        ---------------------------------------

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address or mailing address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

     6. Requests for Assistance or Additional Copies.
        --------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Melanie Sherk, General Counsel, at Pinnacle Systems, Inc., 280 North Bernardo Avenue, Mountain View, CA 94043 telephone number (650) 237-1637. Copies will be furnished promptly at the Company's expense.

     7. Irregularities.
        --------------

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by the Company, on or before 9:00 p.m. Pacific Standard Time on December 17, 2001.

     8. Additional Documents to Read.
        ----------------------------

     You should be sure to read the Offer to Exchange Certain Outstanding Options for New Options, all documents referenced therein, and the memorandum from Mark L. Sanders dated November 15, 2001 before deciding to participate in the Offer.

     9. Important Tax Information.
        -------------------------

     You should refer to Sections 14 through 18 of the Offer to Exchange, which contains important income tax information for tax residents of the U.S., France, Germany, Japan and the United Kingdom.

     10. Miscellaneous.
         -------------

     A. Data Privacy. By accepting the Offer, you hereby explicitly and
        ------------
unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company and/or any affiliate for the exclusive purpose of implementing, administering and managing your participation in the Offer.

     You understand that the Company and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.


     B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge
        --------------------------
that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Old Options and the New Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.